UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2008

SECURITY BANK CORPORATION

(Exact Name of Registrant as Specified in Charter)

Georgia	000-23261	58-2107916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4219 Forsyth Road

Macon, Georgia 31210

(Address of Principal Executive Offices, including Zip Code)

(478) 722-6200

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 26, 2008, Security Bank Corporation issued a press release to announce that at a Special Shareholders’ Meeting, its shareholders approved two proposals relating to the recent $40 million subordinated debt issuance to affiliates of FSI Group, LLC (“FSI”), which also included the issuance of warrants and stock appreciation rights (“SARs”). Shareholders voted to increase the number of authorized shares of capital stock to include 10 million shares of non-voting common stock and to authorize the Company to exchange the SARs that were previously issued to FSI for warrants to purchase non-voting common stock. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein.

On June 27, 2008, following shareholder approval of the first proposal, Security Bank Corporation amended its Articles of Incorporation to include 10 million shares of non-voting common stock. The Amended and Restated Articles of Incorporation are filed as Exhibit 3.1 to this Form 8-K.

Additionally, on June 27, 2008, Security Bank Corporation completed an exchange with FSI whereby the SARs, which were issued to FSI on April 28, 2008, were exchanged for non-voting warrants to purchase shares of non-voting common stock. As a result of the exchange, the SARs have been cancelled and are of no further validity or effect.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

3.1	Security Bank Corporation Amended and Restated Articles of Incorporation

99.1	Press Release of Security Bank Corporation, dated June 26, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY BANK CORPORATION

Dated: July 1, 2008	/s/ H. Averett Walker
H. Averett Walker
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Security Bank Corporation Amended and Restated Articles of Incorporation

99.1	Press Release of Security Bank Corporation, dated June 26, 2008

4